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                                                                      EXHIBIT 1



4361_2




TEXAS GAS TRANSMISSION CORPORATION
(a Delaware corporation)

$150,000,000

_____% Notes Due ____

PURCHASE AGREEMENT

March __, 1994

MERRILL LYNCH & CO.
CITICORP SECURITIES, INC.
   c/o MERRILL LYNCH & CO.
                          Merrill Lynch, Pierce, Fenner & Smith Incorporated,
                                   As Representative of the several Underwriters
                          Merrill Lynch World Headquarters
                          North Tower
                          World Financial Center
                          New York, New York  10281-1201

Dear Ladies & Gentlemen:

         TEXAS GAS TRANSMISSION CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters"), for whom you are acting as representative (the "Representative"), $150,000,000 aggregate principal amount of its _____% Notes due ____ (the "Notes"). The Notes are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts set forth in Schedule A opposite the name of such Underwriter. The Notes are to be issued pursuant to an indenture dated as of March __, 1994 (the "Indenture") between the Company and _________________________ (the "Trustee"). The Notes and the Indenture are more fully described in the Prospectus referred to below.

         You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Notes and that you have been authorized by the other Underwriters to execute this Agreement on their behalf.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (File No. 33-_____) covering the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) of the 1933 Act Regulations. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of the registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each prospectus before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of this Agreement, is hereinafter referred to as the "Preliminary Prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement", and the prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, included in the Registration Statement at the time it becomes effective, is hereinafter referred to as the "Prospectus", except that, if the final prospectus furnished to the Underwriters after the execution of this Agreement for use in connection with the offering of the Notes differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Underwriters for such use.

         The Company understands that the Underwriters propose to make a public offering of the Notes as soon as you deem advisable after the Registration Statement becomes effective, this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         SECTION 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

         (i) The Company meets the requirements for use of Form S-2 under the 1933 Act.

         (ii) When the Registration Statement shall become effective and at all times subsequent thereto up to the Closing Time referred to below: (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Indenture will comply in all material respects with the requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act

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Regulations"); (B) neither the Registration Statement nor any amendment nor supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus.

         (iii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-2 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (iv) This Agreement has been duly authorized, executed and delivered by the Company.

         (v) Arthur Andersen & Co., who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (vi) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiary as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiary for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The pro forma financial statements, if any, and other pro forma financial information included or incorporated by reference in the Registration Statement, if any, present fairly the information shown

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therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forrna financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Since the respective dates of such financial statement, there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or of the Company and its subsidiary, considered as one enterprise, other than as disclosed in the Prospectus.

         (vii) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiary, considered as one enterprise.

         (viii)  The Company has no subsidiaries.

         (ix) Transco Energy Company, a Delaware corporation ("Transco"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on Transco and its subsidiaries, considered as one enterprise.

         (x)     The Indenture has been duly authorized by the Company.   The
Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in


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equity or at law); and the Indenture conforms to the description thereof contained in the Prospectus.

         (xi) The Notes have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes conform to the description thereof contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

         (xii) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

         (xiii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of common stock of the Company ("Common Stock") was issued in violation of the preemptive rights of any stockholder of the Company.

         (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (B) any transaction entered into by the Company or its subsidiary, other than in the ordinary course of business, that is material to the Company.

         (xv) Neither Transco or a subsidiary of Transco which is a significant subsidiary (each a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations, nor the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of Transco and its subsidiaries, considered as one enterprise, or the Company.
The execution and delivery by the Company of this Agreement and the Indenture, the issuance and delivery

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of the Notes, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of Transco, its Significant Subsidiaries or the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Transco, its Significant Subsidiaries or the Company under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Transco, its Significant Subsidiaries or the Company is a party or by which they may be bound or to which any of their respective properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of Transco and its subsidiaries, considered as one enterprise, or the Company or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Transco, its Significant Subsidiaries or the Company or any of their respective properties.

         (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company that is required to be disclosed in the Prospectus or that reasonably could be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, or that reasonably could be expected to materially adversely effect the properties or assets of the Company, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company.

         (xvii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed or incorporated as exhibits to the Registration Statement that are not described and filed or incorporated as required.

- -        (xviii) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B)

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are neither material in amount nor materially significant in relation to the business of the Company; except as described in the Prospectus, all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xix) The Company owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and, except as disclosed in the Prospectus, the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

         (xx) The Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its businesses as presently conducted, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company.

         (xxi) To the best knowledge of the Company, no labor problem exists with its employees or is imminent that could adversely affect the Company, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company.

         (xxii) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

         (xxiii) The Company is not a "holding company" as defined in Section 2(a)(7) of the Public Utility Holding Company Act of 1935.

         (xxiv) No authorization, approval, consent, permit or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act or the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Notes or for the execution, delivery or performance of the Indenture by the Company.

         (b) Any certificate signed by any officer of the Company or its subsidiary and delivered to you or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.  Purchase, Sale and Delivery to the Underwriters; Closing.
(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of _______% of the principal amount thereof plus accrued interest, if any, from ______, 1994 to the Closing Time (as defined below), the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A hereto.

         (b) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at either (i) 10:00 A.M. on the fifth full business day after the effective date of the Registration Statement, or (ii) if the Company has elected to rely upon Rule 430A, the fifth full business day after execution of this Agreement (unless, in either case, postponed pursuant to Section l4), or at such other time not more than seven full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the several Underwriters of the Notes to be purchased by them.

         (c) The Notes to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. The certificates for the Notes will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

         (d) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase. You, individually and not as Representative, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Time.

         SECTION 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective (and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A) and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus, or any amended Prospectus, shall have been filed,
(ii) of the receipt of any comments from the Commission, (ii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment of or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus or (ii) if the Company has elected to rely upon Rule 430A, to the prospectus included in the Registration Statement at the time it becomes effective (including, in each case, amendments of the documents incorporated by reference therein), of which you shall not have previously been advised and furnished a copy or to which you or counsel for the Underwriters shall object.

         (c) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the 1933 Act) and signed copies of all consents and certificates of experts as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

         (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time this Agreement is executed and delivered), as many copies of each preliminary practice as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after this Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request.

         (e) The Company will comply to the best of its ability with the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated herein and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.
Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as you may reasonably request and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as you may request.

         (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

         (h) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (i) For a period of five years after the Closing Time, the Company will furnish to each Underwriter, upon request, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

         (j) For a period of 90 days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Notes).

         (k) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event it was not so received, the Company will promptly file such prospectus with the Commission.

         (l) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

         SECTION 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Indenture, the Notes and the Blue Sky Survey, (c) the issue and delivery of the Notes to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Notes under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Notes and (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Notes.

         If this Agreement is terminated by you, in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Notes that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Underwriters; and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) At the Closing Time, you shall have received a signed opinion of: (I) David E. Varner, Esq., Senior Vice President, Secretary and General Counsel of Transco and Secretary of the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

         (ii) The Company is duly qualified to transact business as a foregoing corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company.

                 (iii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (iv) All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of Common Stock were issued in violation of the preemptive rights of any stockholder of the Company.

                 (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the heading "Capitalization".

                 (vi) The Notes have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Notes), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (vii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign body or authority (other than under the 1933 Act, 1939 Act and the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Notes to be sold by the Company.

                 (viii) The descriptions in the Registration Statement and the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly present the information required to be shown.

                 (ix)     The Indenture has been duly qualified under the 1939
Act.

                 (x) The Notes and the Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

                 (xi) [The statements made in the Prospectus under the caption "Description of Notes", to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.]

                 (xii) Such counsel does not know of any statutes or regulations or any pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any material contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed or incorporated as exhibits to the Registration Statement which are not described, referred to, filed or incorporated as required.

                 (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

                 (xiv) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated as an exhibit to the Registration Statement.

                 (xv) The execution and delivery by the Company of this Agreement, the Indenture, the issuance and delivery of the Notes, the consummation by the Company of the transactions contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of Transco, its Significant Subsidiaries or the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Transco, its Significant Subsidiaries or the Company under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument known to such counsel, to which Transco, its Significant Subsidiaries or the Company is a party or by which they may be bound or to which any of their respective properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of Transco and its subsidiaries, considered as one enterprise, or the Company),
(B) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Transco, its Significant Subsidiaries or the Company or any of their respective properties.

                 (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such counsel, threatened against or affecting the Company that is required to be disclosed in the Prospectus or that reasonably could be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, or that reasonably could be expected to materially and adversely affect the properties or assets of the Company, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise) earnings, business affairs or business prospects of the Company.

                 (xvii)   The Company is not a "holding company" as defined in
Section 2(a)(7) of the Public Utility Holding Company Act of 1935.

                 (xviii) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

                 (xix) The Registration Statement (including the Rule 430A information, if applicable) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Indenture and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement appear on their face to have been appropriately responsive in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations.

                 (xx) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

                 (xxi) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and has participated in the preparation of the documents incorporated by reference therein and no facts have come to the attention of such counsel to lead him to believe (A) that the Registration Statement (including the Rule 430A information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), on the effective date of the Registration Statement, on the date of this Agreement, or on the date any such amendment became effective after the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(II) Skadden, Arps, Slate, Meagher, & Flom, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                 (i) The Registration Statement is effective under the 1933 Act, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period by Rule 424(b); and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or are contemplated under the 1933 Act.

         (ii) The Registration Statement (including the Rule 430A information, if applicable) and the Prospectus, excluding the documents incorporated by reference therein (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Indenture and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement appear on their face to have been appropriately responsive in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations.

         (iii) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or suspended in the Prospectus), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

         (iv) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), on the effective date of the Registration Statement, on the date of this Agreement or on the date any such amendment became effective after the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amendment or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Such opinions shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Notes hereunder as counsel for the Underwriters may reasonably request. In giving such opinions, each such counsel may state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiary and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

         (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Section 5(b) hereof appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Notes, this Agreement, the Indenture, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

         (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the Indenture shall conform in all material respects to the 1939 Act and the 1939 Act Regulations, the Company, if it shall have elected to rely upon Rule 430A, shall have complied in all material respects therewith and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) then shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of Transco, Transco and its Significant Subsidiaries, considered as one enterprise, or the Company, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Senior Vice President and Chief Financial Officer and the Vice President and Controller, of the Company dated as of the Closing Time, to such effect.

         (e) At the time that this Agreement is executed by the Company, you shall have received from Arthur Andersen & Co. a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

         (i) in their opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the

Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective published rules and regulations thereunder;

         (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company from the date of the latest audited financial statements of the Company, inquiries of certain officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

         (A) at a specified date not more than five business days prior to the date of this Agreement, there was any change in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiary or any decrease in the consolidated net assets or shareholder's equity of the Company and its subsidiary, in each case as compared with amounts shown in the latest unaudited balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes or decreases that the Registration Statement discloses have occurred or may occur; or

         (B) for the period from _____________ to a specified date not more than five business days prior to the date of this Agreement, there was any decrease in consolidated operating revenues or in the total amount of consolidated net income (loss), in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

         (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

         (f) At the Closing Time, you shall have received from Arthur Andersen & Co., a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

         (g) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Notes as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

         (h) Between the date of this Agreement and the Closing Time, there shall not have occurred any downgrading in the rating of any of Transco's, its Significant Subsidiaries' or the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Transco, its Significant Subsidiaries or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement or the Indenture to be fulfilled, this Agreement may be terminated by you, on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred; arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. Contribution. In order to provide for just and equitable contributions in circumstances under which the indemnity provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the initial public offering price of the Notes and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for the Notes.

         SECTION 9. Termination of Agreement. (a) You may also terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities or the escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes or (iii) if trading in any securities of the Company has been suspended by the Commission or the National Association of Securities Dealers, Inc., or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or Texas authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

         (c) This Agreement may also terminate pursuant to the provisions of Section 2 or Section 10 hereof, with the effect stated in each such Section.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes that it or they are obligated to purchase hereunder (the "Defaulted Notes"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Notes does not exceed 10% of the aggregate principal of Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Notes underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters; or

         (b) if the number of Defaulted Notes exceeds 10% of the aggregate principal of Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, Attention: _________________, and notices to the Company shall be directed to it c/o Transco Energy Company, 2800 Post Oak Boulevard, P.O. Box 1396, Houston, Texas 77251, Attention:
Corporate Secretary.

         SECTION 12. Parties. The agreement herein set forth is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

         SECTION 13. Representative of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you as Representative will be binding upon all Underwriters.

         SECTION 14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

         SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                              Very truly yours,

                                              TEXAS GAS TRANSMISSION CORPORATION



                                               By:
                                                    Name:
                                                    Title:


Confirmed and accepted as of the date
first above written:

MERRILL LYNCH & CO.
CITICORP SECURITIES, INC.

By: MERRILL LYNCH & CO.
                Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:
         Name:

SCHEDULE A




UnderwritersPrincipal Amount
of Notes
to be Purchased
Merrill Lynch & Co.$
Citicorp Securities, Inc.

         Total $150,000,000

TEXAS GAS TRANSMISSION CORPORATION

(A Delaware corporation)

$150,000,000


_____% Notes Due ____





PURCHASE AGREEMENT





Dated: March __, 1994